      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 1999
                                                    Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------

                                 AHT CORPORATION
                     (FORMERLY ADVANCED HEALTH CORPORATION)
             (Exact name of registrant as specified in its charter)

            DELAWARE                                       13-3893841
  (State or other jurisdiction                  (I.R.S. employer identification
of incorporation or organization)                            number)
                                  -------------
                555 WHITE PLAINS ROAD, TARRYTOWN, NEW YORK 10591

               (Address of principal executive offices)(Zip code)
                                  -------------

                         GRANT OF STOCK OPTION AGREEMENT
                             BETWEEN AHT CORPORATION
                            AND ANGELO ACQUISTA, M.D.
                            (Full title of the plan)
                                  -------------

                             JONATHAN EDELSON, M.D.
                Chairman, Chief Executive Officer, and President
                                 AHT Corporation
                              555 White Plains Road
                            Tarrytown, New York 10591
                                 (914) 524-4200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  -------------
                                    Copy to:
                              James M. Lurie, Esq.
                        O'Sullivan Graev & Karabell, LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 408-2400

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
 Title Of Securities To Be      Amount To Be Registered       Proposed Maximum           Proposed Maximum           Amount Of
        Registered                                           Offering Price Per         Aggregate Offering       Registration Fee
                                                                  Share(1)                   Price(1)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock; $.01 par               280,031 shares                 $.01                      $2,800.31                 $.77
value
----------------------------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h)(1) based on the price at which the option may be exercised.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I will be sent or given to the optionee as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

                  (a) The following documents, which have been filed by AHT Corporation (formerly Advanced Health Corporation), a Delaware corporation (the "Corporation"), with the Commission, are incorporated herein by reference:

                  (i) The Corporation's Form 10-K for the year ended December 31, 1998, as filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (ii) The Corporation's Form 10-Q for the three months ended March 31, 1999, as filed with the Commission pursuant to the Exchange Act.

                  (iii) The description of the Common Stock contained in the Corporation's Registration Statement on Form 8-A, filed with the Commission pursuant to the Exchange Act.

                  (b) In addition, all documents filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Exchange Act. Articles Nine and Ten of the Corporation's Restated Certificate of Incorporation provide for indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the DGCL.

         Reference is made to the form of Director Indemnification Agreement filed as Exhibit 10.20 to the Corporation's Registration Statement on Form S-1 (File No. 333-06283) which provides for indemnification of directors.

         In addition, the Corporation maintains liability insurance for its officers and directors.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.            EXHIBITS

   Exhibit No.                    Description
   -----------                    -----------
       4.1         Restated Certificate of Incorporation of the Registrant
                   (filed as Exhibit 3.2 to the Registrant's Registration
                   Statement on Form S-1, File No. 333-06283 (the "Form S-1"),
                   and incorporated herein by reference)

       4.2 Certificate of Amendment to Restated Certificate of Incorporation of the Registrant

       4.3 By-laws of the Registrant (filed as Exhibit 3.3 to the Form S-1 and incorporated herein by reference)

        5          Opinion of O'Sullivan Graev & Karabell, LLP
                   (including the consent of such firm) regarding the legality of securities being offered

      23.1 Consent of O'Sullivan Graev & Karabell, LLP (included in their opinion filed as Exhibit 5 hereto)

      23.2 Consent of Arthur Andersen LLP, independent public accountants

       24 Powers of Attorney (included in the signature page to this Registration Statement)

ITEM 9.                    UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the

Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarrytown, State of New York, on this 22nd day of July, 1999.

                                  AHT CORPORATION


                                  By:  /s/ Jonathan Edelson, M.D.
                                       --------------------------
                                       Jonathan Edelson, M.D.
                                       Chairman of the Board, Chief Executive
                                       Officer and President


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of AHT Corporation hereby severally constitute Jonathan Edelson our true and lawful attorney with full power to him to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable AHT Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on the 22nd day of July, 1999, by or on behalf of the following persons in the capacities indicated.


       Signature                                                    Title
       ---------                                                    -----
/s/ Jonathan Edelson, M.D.
----------------------------------
Jonathan Edelson, M.D.                      Chairman of the Board, Chief Executive Officer, and President



 /s/ Jeffrey M. Sauerhoff
----------------------------------
   Jeffrey M. Sauerhoff                     Chief Financial Officer (Principal Financial and Accounting Officer)



/s/ James T. Carney
----------------------------------
    James T. Carney                         Director



/s/ Barry Kurokawa
----------------------------------
    Barry Kurokawa                          Director



/s/ Robert J. Alger
----------------------------------

    Robert J. Alger                         Director



/s/ Arthur M. Southam, M.D.
----------------------------------
    Arthur M. Southam, M.D.                 Director

                                  Exhibit Index

   EXHIBIT NO.                        DESCRIPTION                                              PAGE
   -----------                        -----------                                              ----
       4.1         Restated Certificate of Incorporation of the Registrant
                   (filed as Exhibit 3.2 to the Registrant's Registration
                   Statement on Form S-1, File No. 333-06283 (the "Form S-1"),
                   and incorporated herein by reference)

       4.2 Certificate of Amendment to Restated Certificate of Incorporation of the Registrant

       4.3 By-laws of the Registrant (filed as Exhibit 3.3 to the Form S-1 and incorporated herein by reference)

       5.1 Opinion of O'Sullivan Graev & Karabell, LLP (including the consent of such firm) regarding the legality of securities being offered

      23.1 Consent of O'Sullivan Graev & Karabell, LLP (included in their opinion filed as Exhibit 5 hereto)

      23.2 Consent of Arthur Andersen LLP, independent public accountants

       24 Power of Attorney (included on signature pages to this Registration Statement)